Exhibit 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Encompass Health Corporation on Form 10-Q for the period ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark J. Tarr, President and Chief Executive Officer of Encompass Health Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Encompass Health Corporation.

Date:	October 31, 2019
		By:	/s/ MARK J. TARR
Mark J. Tarr
President and Chief Executive Officer

A signed original of this written statement has been provided to Encompass Health Corporation and will be retained by Encompass Health Corporation and furnished to the Securities and Exchange Commission or its staff upon request.  This written statement shall not, except to the extent required by the 2002 Act, be deemed filed by Encompass Health Corporation for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Encompass Health Corporation specifically incorporates it by reference.